UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 11, 2010

BIO-BRIDGE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

000-51497
(Commission File Number)

DELAWARE	20-1802936
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1801 South Meyers Road, Suite 220, Oakbrook Terrace, IL, 60181
(Address of Principal Executive Offices, Zip Code)

630-613-9687
 (Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 11, 2010, Bio-Bridge Science (HK) Co. Ltd. (“BBS HK”), a wholly owned subsidiary of Bio-Bridge Science, Inc. (“we”, “our”), entered into an Equity Interest Transfer Contract (“the Contract”) with China Vaccine Corporation Limited (“China Vaccine”), a Hong Kong company, whereby BBS HK agreed to sell to China Vaccine all of the equity interest we held at our 51% owned subsidiary, Bio-Bridge Xinheng Baide Biotechnology Co. Ltd. (“Bio-Bridge XB”), a company of the People’s Republic of China.

China Diamond, the company controlled by one of our directors, Trevor Roy, also agreed, as a party to the Contract, to sell all of the equity interest (14%) it held at Bio-Bridge XB to China Vaccine.

The sale price of the combined equity interest (65%) is USD $342,772, or RMB 2.3 Million. We will receive USD $268,944 pro rata.

As agreed in the Contract, for the combined equity interest (65%), China Vaccine will pay an earnest money of USD $50,000 within five days after the execution of the Contract, and a second installment of USD $146,386 within six months, and the final installment of USD $146,386 within twelve months, provided certain conditions are met. We will receive the proceeds pro rata.

A copy of the Contract is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Equity Interest Transfer Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2010

/s/ Dr. Liang Qiao
By: Dr. Liang Qiao
Chief Executive Officer
(Principal Executive Officer)